Exhibit 23.2


         CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO: Swiss Medica, Inc.

As registered independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of Swiss Medica, Inc. for the year ended December 31, 2004 of our report dated February 23, 2005 and contained in the Registration Statement NO. 333-115539 of Swiss Medica, Inc. Form SB-2 under the Securities Act of 1933 insofar as such report relates to the financial statements of Swiss Medica, Inc. for the year ended December 31, 2004.



                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
                                    Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
February 23, 2005